Exhibit 10.43

February 10, 2012

Intellinetics, Inc.

2190 Dividend Drive

Columbus, OH 43328

Attn: William J. Santiago, President and CEO

Re:        Waiver of non-compliance items relating to the Loan Agreements referenced below

Dear Mr. Santiago,

Reference is made to the following (collectively, the “Loan Agreements”):

(a) the Loan Agreement between Intellinetics, Inc. (“Intellinetics”) and the Director of Development of the State of Ohio (“Director”) dated July 17, 2009 (the “2009 Loan Agreement”), evidencing a loan in the original amount of $1,012,500, as amended by First Amendment to Loan Agreement dated as of November 1, 2011 (the “First Amendment”); and

(b) the Loan Agreement between Intellinetics and the Director dated June 3, 2011, evidencing a loan in the original amount of $750,000 (the “2011 Loan Agreement”).

You have requested a waiver of Intellinetics’ non-compliance with the items specifically identified below. Accordingly, the Director hereby waives any breach or default under the Loan Agreements arising out of the following:

1.        Intellinetics’ failure to furnish, as required by Section 4.3(e) of each of the Loan Agreements: (a) the quarterly financial statements through the quarter ended 12/31/11, (b) the annual financial statements through the year ended 12/31/10, and (c) the officer certificates that are required to accompany the financial statements referenced above as described in Section 4.3(e)(iii) of each of the Loan Agreements;

2.        Intellinetics’ incurring and/or having outstanding loans from shareholders, officers and directors without delivering to the Director a subordination agreement with respect to such loans, as prohibited by Section 4.4(n) of each of the Loan Agreements, and the subsequent repayment of a portion of such loans.

The Director and Intellinetics agree that the terms and provisions of the First Amendment, which mistakenly only refers to the 2009 Loan Agreement, shall apply with equal force and effect to the 2011 Loan Agreement, and the terms of the 2011 Loan Agreement shall be deemed to be amended accordingly, effective as of the date of the First Amendment.

Except as expressly set forth herein, the Director agrees to no amendment and grants no waiver or consent with respect to the Loan Agreements, and the Loan Agreements and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed. The Director’s agreeing to the waivers contained herein do not and shall not create any obligation of the Director to consider or to agree to any further waivers.

Sincerely,

Director:

DIRECTOR OF DEVELOPMENT, STATE OF OHIO

By:	/s/ Kevin Potter

Title:	Kevin Potter
Assistant Director

Company:

INTELLINETICS, INC.

By:	/s/ William J. Santiago

Title:	President & CEO